Exhibit 10.3


                      SERVICE AGREEMENT


                   This SERVICE AGREEMENT is entered into as of September 1, 2002 by and between CareDecision Corp. a Nevada corporation, (the "Company"), and Robert Jagunich ("Jagunich"), and is effective upon the execution by the parties hereto.

                  1.       DUTIES AND RESPONSIBILITIES.

                     A.          Jagunich   shall    provide
information technology consulting to the Company. Jagunich shall report to and perform the duties and responsibilities assigned to him by the Company's President, or such other person as may be designated by the Company's Board Of Directors.

                   B.        Jagunich agrees to  devote  his
full time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities.

                   C.        Jagunich shall be based in  the
Company's principal office, but Jagunich shall be required to travel to other geographic locations in connection with the performance of his duties

                  2.       PERIOD OF EMPLOYMENT.

                   A.        Jagunich's employment with  the
Company shall be governed by the provisions of this Agreement from September 1, 2002, and continuing until this Agreement terminates pursuant to written notification by either the Company or Jagunich, which notification may occur at any time for any reason. The period during which the Jagunich provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."

                   B.        During the first year  of  this
Agreement, if Jagunich is terminated other than for Cause or if he resigns for Good Reason, he shall be entitled to the payments and other benefits, set forth in Paragraph 7 of this Agreement.

                  3.       CASH COMPENSATION.

     A. Jagunich's initial Base Salary shall be paid accordingly: $200 per month. Jagunich will also be paid a bonus in shares of the company's common stock, said shares to be registered under the company's S-8 registration. The number of shares to be granted to Jagunich shall be equal to the number of his existing restricted common stock shares


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that  Jagunich requests the company to retire.  In addition,
Jagunich shall receive six-hundred fifty thousand warrants to acquire common stock shares in the company. Each warrant granted Jagunich shall have an exercise strike price of $.05.

     B.     Except for the conditions described in paragraph
A   above,  Jagunich's  compensation  shall  be  subject  to
periodic review by the Company, and may be increased or decreased in the Company's discretion.


                   C.        The  Company shall  deduct  and
withhold from the compensation payable to Jagunich hereunder any and all applicable Federal, State and Local income and employment withholding taxes and any other amounts required or authorized by Jagunich to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

                  4.       EQUITY PARTICIPATION.

                   Separate from this Agreement and pursuant
and subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreement, when approved, Jagunich may be granted options to purchase shares of the Company's common stock.
The Jagunich will additionally be extended an option to purchase an additional five million shares of the Company's common stock, at a strike price of .0475(fifty cents) per share provided that specific objectives are mutually identified and agreed to by the CEO of CareDecision. and Jagunich.

                  5.       EXPENSE REIMBURSEMENT.

                   In addition to the compensation specified
in Paragraph 3, Jagunich shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Jagunich in the performance of his duties hereunder, provided Jagunich furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  6.       FRINGE BENEFITS.

                   A.        Jagunich shall, throughout  the
Employment Period, be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other Jagunich perquisites which are made available to the Company's Jagunich's and for which Jagunich qualifies. Please refer to the Company's Employee Handbook and Summary Plan Descriptions for further information concerning these benefits. Additionally, upon submission of appropriate documentation

                  B.       Jagunich shall earn vacation time
during the Employment Period at the rate of four weeks per year. Vacation shall accrue and be taken pursuant to the Company's vacation benefit policy set forth in the Company's Employee Handbook.


                  7.       GOOD REASON.

                   For  Purposes  of  this agreement,  "Good
Reason" shall mean:

                   A.        A  material  reduction  in  the
duties,       responsibilities,      status,       reporting
responsibilities, title, or offices that Jagunich had with the Company immediately before the reduction.

                   B.       A reduction by more than 20%  of
the total annual cash compensation (defined as Base Salary and Target Bonus) that Jagunich was eligible to receive from the Company and its affiliates immediately before the reduction, except a reduction that is part of, and consistent with, an across-the-board reduction in the salaries of senior officers of the Company.


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                   C.       A change in control in which the
Jagunich  is not offered a similar position at no less  than
seventy-five   percent  (75%)  of  Jagunich's   compensation
(defined as Base Salary).


                   D.       The failure of any successor  to
the Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                   E.       A material breach by the Company
of its obligations under this Agreement.


                  8.      RESTRICTIVE COVENANTS.

                  During the Employment Period:

                                      (i)   Jagunich   shall
devote Jagunich's full time and energy solely and exclusively to the performance of Jagunich's duties described herein, except during periods of illness or vacation periods.

                                    (ii) Jagunich shall  not
directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing. The Company does, however, reserve the right to demand the Jagunich's resignation from those same Boards, if, in the opinion of the CareDecsision CEO, continued membership on those Boards by the Jagunich diminishes his ability to execute his responsibilities identified within this Agreement; or if continued association with those organizations becomes detrimental to the goals of the company; or if continued membership represents a conflict, or potential conflict, with the business activities, or objectives, of CareDecision.net.

                                   (iii) Jagunich shall  not
render any services of any kind or character for Jagunich's own account or for any other person, firm or entity without first obtaining the Company's written consent.

Jagunich, however, shall have the right to perform such incidental services as are necessary in connection with (a) Jagunich's private passive investments, but only if Jagunich is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him, or (b) Jagunich's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Jagunich's services to the Company.

                    9.        NON-COMPETITION   DURING   THE
EMPLOYMENT PERIOD.

                   Jagunich  acknowledges  and  agrees  that
given the extent and nature of the confidential and proprietary information he will obtain during the course of his employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by the Jagunich should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company. Consequently, during any period for which Jagunich is receiving payments from the Company, either as wages or as a severance benefit, including but not limited to severance pay pursuant to paragraph 7, Jagunich shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an


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interest  of  less than two percent (2%) of  an  outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment,
engaged   in  a  business  competitive  with  the  Company's
business.


                  10.      NON-SOLICITATION.

                   During the Employment Period and for  one
(1) year following termination of Jagunich's employment, Jagunich shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Company and its employees. In addition, Jagunich shall not solicit, directly or indirectly, business from any client of the Company, induce any of the Company's clients to terminate their existing business relationship with the Company or interfere in any other manner with any existing business relationship between the Company and any client or other third party.

                    Jagunich   acknowledges  that   monetary
damages may not be sufficient to compensate the Company for any economic loss that may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Jagunich from continuing such breach.

                  11.      PROPRIETARY INFORMATION.

                   As  a  condition precedent to  Jagunich's
employment with the Company, Jagunich will execute the Company's standard Confidential Information and Assignment of Inventions Agreement attached hereto as Exhibit A. Jagunich's obligations pursuant to the Confidential Information and Assignment of Inventions Agreement will survive termination of Jagunich's employment with the Company.

                  12.      SUCCESSORS AND ASSIGNS.

                   This Agreement is personal in its nature and the Jagunich shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Jagunich.


                  13.      NOTICES.

                     Any    notices,   demands   or    other
communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:


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         To the Company:

                Robert Cox, President
                CareDecision Corporation
                2 Penn Plaza, 15th Floor, Ste. 1500-53
                New York, NY 10121



         To Jagunich:

               Robert Jagunich
               765 Christine Drive
               Palo Alto, CA 04303

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  14.      GOVERNING DOCUMENTS.

                   This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Jagunich with respect to the terms and conditions of Jagunich's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Jagunich and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Jagunich and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the Jagunich's employment with the Company are terminated and cancelled in their entirety and are of no further force or effect.

                  15.      GOVERNING LAW.

                   The provisions of this Agreement will  be
construed and interpreted under the laws of the State of Nevada. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  16.      REMEDIES.

                   All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.


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                  17.      NO WAIVER.

                   The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

                  18.      COUNTERPARTS.

                   This Agreement may be executed in more than one counterpart, each of which shall be deemed n original, but all of which together shall constitute but one and the same instrument.


CareDecision Corporation

/s/ Robert Cox
--------------------------------
By:  Robert Cox
Title: President


Jagunich

/s/ Robert Jagunich
--------------------------------
By: Robert Jagunich


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